                                                 EXHIBIT (4)(d)












              PACIFICORP K PLUS EMPLOYEE SAVINGS
              AND STOCK OWNERSHIP TRUST AGREEMENT

                       1991 RESTATEMENT
                        JANUARY 1, 1991

                (AS AMENDED BY AMENDMENT NO. 1)



PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON  97232                COMPANY


HARRIS TRUST AND SAVINGS BANK,
A SUBSIDIARY OF THE BANK OF MONTREAL    TRUSTEE OF MASTER TRUST
PO BOX 755                                   AND
111 WEST MONROE STREET                  TRUSTEE OF LEVERAGED
CHICAGO, ILLINOIS  60690                ESOP TRUSTS

                       TABLE OF CONTENTS

                                                          PAGE

INDEX OF TERMS                                            (iii)

ARTICLE I    MASTER TRUST AND SEPARATE TRUSTS; EFFECTIVE
             DATES; TRUST YEAR; QUALIFICATION

      1.01   Master Trust and Separate Trusts;
             Effective Dates; Trust Year; Valuation Dates     5
      1.02   Qualification                                    5

ARTICLE II   TRUST FUND

      2.01   Payments to Trustee                              6
      2.02   Investment Funds                                 6
      2.03   Interest Bearing Deposits                       10
      2.04   General Investment Standards                    10
      2.05   Investment with Insurance Company               10
      2.06   Investment Managers                             11
      2.07   Investment by Trustee;
             Directed Investments                            13
      2.08   Leveraged ESOP Suspense Account                 13

ARTICLE III  ADMINISTRATION

      3.01   Administration by Committee                     15
      3.02   Powers of Trustee                               15
      3.03   Distributions; Conflicting Claims               19
      3.04   Special Distribution of Dividends               20
      3.05   Expenses and Fees                               21
      3.06   Collective Investment Fund Agents;
             Participant Loan Agents                         21
      3.07   Custodian                                       22

ARTICLE IV   RECORDS; VALUATION; ACCOUNTINGS

      4.01   Records; Information for Committee              22
      4.02   Valuation                                       22
      4.03   Accountings                                     23

ARTICLE V    LIABILITY

      5.01   Indemnity                                       23
      5.02   Bonding                                         23

                                                           Page

ARTICLE VI   SUCCESSOR TRUSTEES

      6.01   Resignation and Removal                         24
      6.02   Appointment of Successor                        24
      6.03   Accountings; Continuity                         25
      6.04   Special Additional Trustee                      25

ARTICLE VII  AMENDMENT AND TERMINATION

      7.01   Amendment                                       25
      7.02   Termination                                     26

ARTICLE VIII GENERAL PROVISIONS

      8.01   Applicable Law                                  26
      8.02   Agreement Binding on All Parties                26
      8.03   Notices and Directions                          26
      8.04   No Implied Duties                               27
      8.05   Information Furnished                           27
      8.06   Company Functions                               27
      8.07   Benefits Not Assignable; Qualified
             Domestic Relations Orders                       27
      8.08   Nonreversion of Assets                          28

                        INDEX OF TERMS

TERM                                SECTION                PAGE

Collective Investment Fund Agent   3.06-1                    21
Committee                         Preamble                    1
Company                           Heading; 8.06           1, 27
Company stock                     Preamble                    2
Custodian                          3.07                      22

Effective Date                     1.01                      22
Employers                         Preamble                    1
ESOP Loan                         Preamble; 3.02-3        2, 16
ESOP Program                      Preamble                    2

Leveraged ESOP Suspense Account    2.08                      13

NERCO stock                        3.02-5                    18

Pacific Telecom stock               Preamble                  2
Participant Loan Agent              3.06-4                   22
Plan                                Preamble                  1
Plan Administrator                  3.01-1                   15
Prior ESOP Program                  Preamble                  1
Prior Savings Plans                 Preamble                  1

Savings Plan Program                Preamble                  1
Special Additional Trustee          6.04                     25

Trust Year                          1.01                      5
Trustee                             Heading                   1

Valuation Dates                     1.01                      5

              PACIFICORP K PLUS EMPLOYEE SAVINGS
              AND STOCK OWNERSHIP TRUST AGREEMENT

                       1991 RESTATEMENT
                        JANUARY 1, 1991




PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON  97232                COMPANY



HARRIS TRUST AND SAVINGS BANK,
A SUBSIDIARY OF THE BANK OF MONTREAL    TRUSTEE OF MASTER TRUST
PO BOX 755                                    AND
111 WEST MONROE STREET                  TRUSTEE OF LEVERAGED
CHICAGO, ILLINOIS  60690                ESOP TRUSTS


       The Company and certain of its affiliates have adopted the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the Plan) for the benefit of eligible employees of the Company and adopting affiliates (the Employers). The Company is the parent corporation of an affiliated group of entities that are divided into three operating segments. The leading employer within each segment (the Segment Leader) has adopted the Plan on terms set out in the Segment Leader's Plan Adoption Statement. The Plan is administered by an Administrative Committee (the Committee) appointed by the Company. The Company appoints Harris Trust and Savings Bank as trustee of the Master Trust and the Leveraged ESOP Trust on the terms set forth in this agreement.

       The Plan is in part a successor to several employee savings plans that comply with Sections 401(a) and 401(k) of the Internal Revenue Code (the Prior Savings Plans) and employee stock ownership plans that comply with Section 409 and related provisions of the Internal Revenue Code (the Prior ESOPs). The Prior Savings Plans are the NERCO Incentive Savings Plan, the PacifiCorp Credit Employee Savings Plan, the Pacific Power & Light Company Employee Savings Plan, the Pacific Power & Light Bargaining Employees Savings Plan, the Pacific Telecom Profit Sharing & Savings Plan, the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Utah Power Savings Plan) and the North-West Telecommunications Employee Retirement Incentive Savings Plan (the North-West Savings Plan). The Prior ESOPs are the PacifiCorp Employee Stock Ownership Plan, the PacifiCorp Bargaining Employees Stock Ownership Plan, the Pacific Telecom Employee Stock Ownership Plan and the North-West Telecommunications, Inc. Employees' Stock Ownership Plan. The Master Trust established as described below under this trust agreement is a successor to the trusts related to those plans.

       For administrative efficiency, effective January 1, 1988 the Prior Savings Plans (other than the Utah Power Savings Plan and the North-West Savings Plan) were consolidated into the Savings Plan Program within the Plan. Similarly, effective January 1, 1988 the Prior ESOPs (other than the North-West
ESOP) were consolidated in the Prior ESOP Program within the Plan, which is designed to be invested primarily in PacifiCorp common stock (Company stock) or, in the case of the Pacific Telecom Employee Stock Ownership Plan, in Pacific Telecom, Inc. common stock (Pacific Telecom stock). In order to provide eligible employees with additional benefits of having Company stock held for them through a tax qualified retirement plan, the ESOP Program has been maintained within the Plan since January 1, 1988. The ESOP Program is designed to be invested primarily in Company stock. Investment in Company stock under the ESOP Program may be made with Employer cash contributions, with in-kind contributions of Company stock or with the proceeds of loans involving funds borrowed by the Trustee on the security of Company stock acquired with the borrowed funds (ESOP Loans), as directed by the Committee. The ESOP Loans may be repaid with Employer contributions under the ESOP Program and earnings on the Employer contributions, and with dividends on unallocated Company stock acquired with the proceeds of the ESOP Loans.

       The Prior ESOP Program and the New ESOP Program are employee stock ownership plans designed to meet applicable requirements of Sections 409 and 4975(e)(7) and related provisions of the Internal Revenue Code and applicable regulations.

       Since January 1, 1988, the Plan has been a collection of separate plans made up of the following:

            (a)   The Savings Plan Program, consisting
       of a separate plan for each Segment Leader and its subsidiaries,

            (b)   A separate plan for the Prior ESOP
       Program, and

            (c)   A separate plan for the New ESOP
       Program.

       Effective as of the close of the 1990 Plan Year, the following changes are being made in the structure of the plan:

            (a)   The separate plans for each Segment
       Leader (and their subsidiaries) in the Savings
       Plan Program are being merged into a single plan constituting the Savings Plan Program.

            (b)   The separate plans for the Prior ESOP
       Program and the New ESOP Program are being merged into a single plan constituting the ongoing ESOP
       Program.

            (c)   Accounts of nonbargaining employees
       under the Utah Power Savings Plan are merged into this plan as follows:

                (1)  Accounts from Matching
            Employer Contributions under the Utah
            Power Savings Plan are being merged
            into the ESOP Program.

                (2)  Other accounts are being
            merged into the Savings Plan Program,
            PacifiCorp Segment.

            (d)   Accounts of employees under the North-
       West Savings Plan are being merged into the Savings Plan Program, Telecom Segment.

            (e)   Accounts of certain electing employees
       under the North-West Telecommunications, Inc.
       Employees' Stock Ownership Plan (the North-West
       ESOP) are being transferred into the ESOP
       Program.

       This agreement establishes six separate trusts for plan assets, as follows:

            (a)   A trust (the Leveraged ESOP Trust) for
       employees participating in the ESOP Program with respect to ESOP Loans entered into before 1990 other than pursuant to collective bargaining agreements, and for allocated shares of Company stock held for the account of employees participating in the ESOP Program with respect to ESOP Loans entered into in 1990 other than pursuant to collective bargaining agreements.

            (b)   A trust (the Leveraged ESOP Trust for
       Collective Bargaining Employees), constituting a separate trust for employees participating in the ESOP Program pursuant to collective bargaining agreements that provide for such participation commencing July 1, 1988.

            (c)   A trust (the 1989 Leveraged ESOP Trust
       for Collective Bargaining Employees),
       constituting a separate trust for employees participating in the ESOP Program pursuant to collective bargaining agreements that provide for such participation commencing July 1, 1989.

            (d)   A trust (the 1990 Leveraged ESOP
       Trust-PacifiCorp) constituting a separate trust for unallocated shares of Company stock held in an ESOP Loan Suspense Account for future allocation to covered PacifiCorp nonbargaining employees participating in the ESOP Program pursuant to funding relating to an ESOP Loan entered into in 1990.

            (e)   A trust (the 1990 Leveraged ESOP
       Trust-PacifiCorp Affiliates) constituting a separate trust for unallocated shares of Company stock held in an ESOP Loan Suspense Account for future allocation to covered nonbargaining employees (other than PacifiCorp employees) participating in the ESOP Program pursuant to funding relating to an ESOP Loan entered into in 1990.

            (f)   A master trust (the Master Trust) for
       the Savings Plan Program, for the Prior ESOP
       Program and for some assets of the ESOP Program as described below.

       For the Savings Plan Program and the Prior ESOP Program, the Master Trust is a restatement and continuation of the trusts previously established under the plans making up those programs. Those trusts have been consolidated into the Master Trust for administrative and funding purposes. The trusts described in (a), (b), (c), (d) and (e) of the paragraph immediately above (the ESOP Program Trusts) are separate from the Master Trust and from each other. Assets of the ESOP Program Trusts allocated to participants' accounts may be invested as part of the Master Trust as directed by the Committee; otherwise assets of the ESOP Program Trusts are not being commingled with any assets of the Master Trust. The interest of any lender under an ESOP Loan shall relate only to assets of the relevant ESOP Program Trust, and not to any assets of the Master Trust or the other ESOP Program Trusts.
To the extent not inconsistent with the separate existence of the ESOP Program Trusts, administration of those Trusts is being combined with administration of the Master Trust.

       In order to provide for consolidation of the Savings Plan Program and the ESOP Program and to provide for transfers of accounts and mergers of plans as described above, the parties therefore adopt this restatement of the trust agreement. The definitions and operative provisions of the foregoing preamble are by this reference incorporated as part of the body of the trust agreement. Except as otherwise specified, the terms apply identically to all of the trusts described above.

                           ARTICLE I

          MASTER TRUST AND SEPARATE TRUSTS; EFFECTIVE
               DATES; TRUST YEAR; QUALIFICATION

  1.01 MASTER TRUST AND SEPARATE TRUSTS; EFFECTIVE DATES;
       TRUST YEAR; VALUATION DATES

       1.01-1 This trust agreement establishes six separate trusts as stated in the sixth and seventh paragraphs of the preamble, the terms of which are incorporated into this provision.

       1.01-2 The trust year for the Master Trust and the Leveraged ESOP Trusts shall be a calendar year.

       1.01-3 The Master Trust and the Leveraged ESOP Trusts shall be effective as follows:

            (a)   The Master Trust is effective
       January 1, 1988.

            (b)   The Leveraged ESOP Trust is effective
       January 1, 1988.

            (c)   The Leveraged ESOP Trust for
       Collective Bargaining Employees is effective
       July 1, 1988.

            (d)   The 1989 Leveraged ESOP Trust for
       Collective Bargaining Employees is effective
       July 1, 1989.

            (e)   The 1990 Leveraged ESOP Trust-
       PacifiCorp is effective October 15, 1990.

            (f)   The 1990 Leveraged ESOP Trust-
       PacifiCorp Affiliates is effective October 15,
       1990.

       1.01-4 The last day of each trust year shall be the regular valuation date. Each other date on which the fund is valued at the request of the Committee shall be a special valuation date.

  1.02 QUALIFICATION

       1.02-1 The Plan, the ESOP Program Trusts and the Master Trust exist for the exclusive benefit of eligible employees of Employers covered by the Plan and are intended to comply with sections 401, 409, 501 and 4975(e)(7) and related provisions of the Internal Revenue Code and regulations in order that the trust may qualify as a tax-exempt trust under section 501(a).

       1.02-2 If the Commissioner of Internal Revenue initially rules that the Master Trust and the ESOP Program
Trusts, or any of them, are not exempt under section 501 of the Internal Revenue Code, the Company may retroactively amend them to be exempt.

                          ARTICLE II

                          TRUST FUND

  2.01 PAYMENTS TO TRUSTEE

       2.01-1 Contributions under the Plan shall be paid by the Employers to the Trustee from time to time.

       2.01-2 The Trustee shall receive the sums paid to it in accordance with the Plan. The Trustee shall accept the sums paid to it and shall not be responsible for determining the required amount of contributions or for collecting any contribution not voluntarily paid.

  2.02 INVESTMENT FUNDS

       2.02-1 Plan assets shall be held in the following funds:

            (a)   Prior ESOP Program Funds.  These funds
       shall be held under the Master Trust and shall be invested exclusively in the Employer securities transferred from the Prior ESOPs and any dividends received on them, as follows:

                (1)  Assets from the PacifiCorp
            Employee Stock Ownership Plan and
            Trust and the PacifiCorp Bargaining
            Employees Stock Ownership Plan and
            Trust shall be invested primarily in
            Company stock, and

                (2)  Assets from the Pacific
            Telecom Employee Stock Ownership Plan
            and Trust shall be invested primarily
            in Pacific Telecom stock.

            (b)   Savings Plan Program Funds.  Assets
       attributable to Prior Savings Plan and Savings
       Plan accounts shall be pooled for investment under the Master Trust in one or more investment funds established by the Committee, which may include funds invested primarily or entirely in stock of the Company or an affiliate.

            (c)   ESOP Program Funds.  Assets
       attributable to ESOP Program accounts shall be invested primarily in Company Stock under ESOP
       Program funds and shall include any separate suspense account funds that hold the proceeds of one or more ESOP Loans, leveraged Company stock purchased with such proceeds and any dividends and other earnings attributable to the ESOP Loan proceeds and leveraged Company stock in the account. Diversified investment funds may be created as specified by the Committee under 2.02-4. The Committee may direct that ESOP
       Program assets allocated to participants' accounts be held in the Master Trust. Otherwise, all assets under the ESOP Program shall be held in the ESOP Program Trusts.

       2.02-2 Subject to 2.02-5, the Committee may create new funds, combine two or more funds or change the objectives of an existing fund. The Trustee and any affected investment manager shall be informed in writing of such action. The Committee shall inform all participants of the funds and the objectives of each.

       2.02-3 Allocation of the account for each participant among the investment funds under 2.02-1(c) shall be controlled as follows:

            (a)   The participant shall allocate
       contributions (including transfers and rollovers) among the funds and may elect to transfer assets between funds. An allocation once made shall apply to all future contributions unless changed by the participant. If no allocation has been made, the Committee shall determine the fund or funds into which the contributions shall be deposited.

            (b)   All allocations and elections shall be
       by written notice to the Committee.  The
       Committee shall adopt rules for allocations and transfers, which may restrict amounts, frequency and timing.

            (c)   Transfers shall be made over a
       reasonable period to allow orderly liquidation and reinvestment of the funds.

            (d)   After retirement or other termination
       of employment, all accounts of a participant shall be placed in the most liquid low risk investment fund.

       2.02-4 Beginning as of January 1, 1991, participants may elect to have their accounts in the ESOP Program invested in funds other than those specified in 2.02-1(a) or (c) as follows:

            (a)   A diversification election shall be
       allowed with respect to each of the six plan years starting with the year during which the participant first qualifies under (b). The earliest plan year in which any participant may make an election under this provision shall be as follows:

                (1)  The 1991 plan year, for
            participants having shares of Company
            stock transferred to the ESOP Program
            from the North-West ESOP.

                (2)  The 1992 plan year, for
            participants having shares of Company
            stock transferred to the ESOP Program
            from the Utah Power Savings Plan.

                (3)  The 1993 plan year, for
            participants not included in (1) or
            (2) above.

            (b)   The diversification election shall
       only be available to participants who are at least age 55 with 10 or more years of participation in the ESOP Program (including any participation in a plan from which the participants' accounts have been merged or transferred into the ESOP Program), and only if the current fair market value of the securities affected is over $500.

            (c)   During the first five years under (a),
       a participant may elect in accordance with 10.02-3 to have up to 25 percent of the total of the shares of Company stock (or Pacific Telecom stock, as applicable) attributable to contributions under the ESOP Program (including any such amounts merged with or transferred to the ESOP Program from a Prior ESOP Program or from the Utah Power Savings Plan or the North-
       West ESOP), invested in alternative investment funds under (e) below rather than the applicable investments under 2.02-1(a) or (c), unless suitable funds are established under 2.02-1(c).
       With respect to the sixth year under (a), the applicable percentage shall be 50 percent. A participant's account attributable to contributions under the ESOP Program shall be determined on a diversification date with reference to the number of shares acquired by or contributed to the plan and allocated to the participant's account, excluding such shares acquired by or contributed to the plan prior to January 1, 1987 as tax credit contributions and allocated to, and held in, the participant's account for a period of less than 84 months pursuant to Internal Revenue Code section 409(d), minus the number of shares previously diversified by the participant. If a person has met the requirements in (b) before the year of first eligibility under (a)(2), the six-year period under this provision shall be measured from the start of the 1991 plan year.

            (d)   Elections under (c) must be made no
       later than 90 days after the end of the
       applicable plan year, and shall be carried out within 180 days after the end of the applicable plan year. Diversification elections, once made, become irrevocable following 90 days after the applicable plan year.

            (e)   Investment alternatives under (c)
       shall be specified by the Committee, and must include at least three options not inconsistent with any applicable regulations under Internal
       Revenue Code section 401(a)(28). Such investment alternatives may include appropriate investment funds under 2.02-1(c).

            (f)   In lieu of diversification into
       investment funds under (e), the Committee may direct the Trustee to transfer amounts to be diversified into the Savings Plan Program for investment in funds such as those described in
       (e).

       2.02-5 The Committee shall direct the Trustee to maintain an unallocated suspense account under a ESOP Program Trust (a Leveraged ESOP suspense account) for each loan entered into by the Trustee to finance the purchase of Company stock (leveraged Company stock) under 3.02-3. A separate Leveraged ESOP suspense account shall be maintained for each ESOP Loan. The following amounts shall be credited to the Leveraged ESOP suspense account:

            (a)   Proceeds from the ESOP Loan and any
       earnings from the proceeds if invested pending acquisition of the leveraged Company stock,

            (b)   Leveraged Company stock acquired with
       the ESOP Loan proceeds,

            (c)   Amounts contributed by an Employer
       under the ESOP Program and designated by the Employer for repayment of the ESOP Loan,

            (d)   Earnings received on leveraged Company
       stock under (b) and contributions under (c) while held in the Leveraged ESOP suspense account.

  2.03 INTEREST BEARING DEPOSITS

            The Trustee is hereby authorized to invest trust assets in deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a state, notwithstanding that the bank or financial institute is the fiduciary or, otherwise a party in interest with respect to the Plan, including deposits in Trustee or its affiliates.

  2.04 GENERAL INVESTMENT STANDARDS

       2.04-1 Trust funds shall be invested in securities and other property in accordance with the investment objectives of the funds and applicable law. Subject to this requirement, permissible investments shall include but not be limited to the following:

            (a)   Preferred or common stock, notes,
       debentures, bonds or other securities.

            (b)   Mutual funds, money market funds,
       commercial paper, savings and loan accounts, certificates of deposit and savings accounts, including deposits under 2.03.

            (c)   Real estate, mortgages or other
       property of the same or a dissimilar kind to any of those named.

       2.04-2 The funds may be held in cash without liability for interest to the extent reasonably necessary or appropriate for orderly trust administration.

       2.04-3 Subject to 2.02-5, on written direction from the Committee, any portion of the trust assets may be invested in any collective investment fund maintained by the Trustee, or other fiduciary of the Plan or this trust, exclusively for investment of assets held in qualified employee benefit trusts. The instrument creating such fund is incorporated as part of this trust. Assets of this trust may be commingled with assets of other qualified trusts in the fund, and shall be held and administered under the fund instrument as it now exists and may later be amended.

  2.05 INVESTMENT WITH INSURANCE COMPANY

       2.05-1 The Committee may direct the Trustee to invest all or part of the trust assets (other than any assets in a suspense account under 2.02-5) with one or more insurance companies under a group annuity, deposit administration, guaranteed income or other annuity or investment contract. In that event, the insurance company shall, subject to the terms of the contract, have exclusive responsibility for and control over all assets deposited with it, and 2.06-3 shall apply for the protection of the Trustee with respect to the directed investment. This section does not permit earmarked insurance on the lives of individual participants.

       2.05-2 If an insurance company holds assets in a separate pooled account, the following shall apply:

            (a)   The insurance company shall be an
       investment manager under 2.06.

            (b)   The insurance company shall invest the
       funds in accordance with 2.04, shall have all of the powers given to the Trustee under 3.02 and shall not be subject to any state laws limiting investments.

            (c)   The assets may be commingled with
       assets of other qualified plans in the pooled account for investment in accordance with the investment contract.

  2.06 INVESTMENT MANAGERS

       2.06-1 The Committee may appoint one or more investment managers, who may be the Trustee or an insurance company holding assets under 2.05, for all or part of the trust assets other than any assets in a suspense account under 2.02-5. Subject to 2.05, 2.06-2 and 2.06-4, any investment manager shall have exclusive responsibility for and control over the investment of the assets for which responsibility is allocated to the manager by the Committee, including voting of proxies and responding to any tender offers with respect to such assets.

       2.06-2 The Committee may, as to any investment manager except an insurance company, reserve any or all of the following rights:

            (a)   To fix investment objectives and
       guidelines.

            (b)   To limit permissible investments.

            (c)   To require consultation by the
       investment manager at regular intervals or with respect to certain kinds of transactions.

            (d)   Except as to the Trustee, to receive
       notification of all transactions before or after consummation.

            (e)   Except as to the Trustee, to have
       proposed transactions submitted in advance and not consummated if disapproved by notice given within 15 days after submission.

       2.06-3 An investment manager, the Committee in directing an investment and the Trustee in managing any assets over which it has investment discretion, shall act in a fiduciary capacity. The Trustee shall act only as an administrative agent in carrying out directed investment transactions. The Trustee shall have no duty to investigate any such transaction and shall not be responsible for the investment manager's or the Committee's investment direction. If an investment direction under 2.07-2 violates the duty to diversify, to maintain liquidity or to meet any other investment standard under this trust or applicable law, the entire responsibility and liability, if any, therefor shall rest upon the fiduciary giving the direction.

       2.06-4 Each investment manager shall be a person or entity qualified under the Employee Retirement Income Security
Act of 1974, as amended. Each manager shall submit the following to the Committee in writing:

            (a)   Verification that the manager is a
       registered investment advisor under the
       Investment Advisers Act of 1940, a bank as defined in that Act or a qualified insurance company.

            (b)   Verification that the manager is
       bonded for the protection of the trust in conformance with applicable law.

            (c)   Acknowledgement that the manager is a
       fiduciary with respect to the Master Trust or a ESOP Program Trust.

       2.06-5 The Committee shall notify the Trustee of the appointment, removal or resignation of any investment manager. The Trustee may rely upon the continued authority of an appointed manager until notified in writing of resignation or removal. Each investment manager shall, on request, furnish the Trustee and the Committee with the names and specimen signatures of persons authorized to act on behalf of the manager.

       2.06-6 Unless the Committee provides otherwise, the Trustee shall have authority to do the following even though assets are being managed by an investment manager:

            (a)   Dispose of fractional shares.

            (b)   Roll over Treasury obligations,
       commercial paper and similar investments.

            (c)   Make short-term investments in highly
       liquid, low-risk, interest-bearing deposits or securities.

  2.07 Investment by Trustee; Directed Investments

       2.07-1 Subject to 2.07-2, the Trustee shall have responsibility for and control over the investment of assets.
The Trustee shall act as an investment manager as to such assets and be subject to 2.06.

       2.07-2 The Trustee may be directed in the investment of some or all of the assets as described in 2.04-3, 2.05, 2.06 and 3.02-3. In that event, 2.06-3 shall apply for the protection of the Trustee with respect to the directed investments.

  2.08 Leveraged ESOP Suspense Account

       2.08-1 Subject to 2.08-5, as of each plan year end and, if designated by the Committee, as of each special allocation date during the plan year, the Committee shall determine in accordance with applicable law and regulations the number of shares of leveraged Company stock to be released from each Leveraged ESOP suspense account and allocated to participants' accounts under 2.08-2 or 2.08-3. The Committee shall make allocations to participants' accounts for the year in accordance with the Plan.

       2.08-2  Subject to 2.08-3, 2.08-4 and 2.08-5, the number
of shares of leveraged Company stock to be released from a Leveraged ESOP suspense account shall be at least equal to the number of shares held in the account just prior to the release multiplied by a fraction as follows:

            (a)   The numerator shall be the amount of
       principal paid for the plan year on a loan for money borrowed to buy such stock or to repay money previously borrowed for such purpose.

            (b)   The denominator shall be the sum of
       the numerator plus the principal to be paid on such borrowed funds in all future years.

       2.08-3 Release of shares under 2.08-2 may be made only if the following requirements are met:

            (a)   The ESOP Loan must provide for the
       payment each year of principal and interest at a cumulative rate that is not less rapid at any time than annual payments of such amounts for 10 years.

            (b)   Interest included in any payment can
       be disregarded only to the extent that it would be treated as interest under standard loan amortization tables.

            (c)   The term of the loan including
       renewals, extensions and refinancings cannot exceed 10 years.

       2.08-4 The alternative procedure described in this provision shall apply if elected by the Committee or if the requirements of 2.08-3 are not met. Subject to 2.08-5, under the alternative method, the number of shares of leveraged Company stock to be released from a Leveraged ESOP suspense account shall at least equal the number of such shares held in the account just prior to the release multiplied by a fraction as follows:

            (a)   The numerator shall be the sum of the
       principal and interest paid for the plan year on a loan for money borrowed to buy such stock or to repay money previously borrowed for such purpose.

            (b)   The denominator shall be the sum of
       the numerator plus the principal and interest to be paid on such borrowed funds in all future years.

            (c)   If the interest under the loan is
       variable, future interest shall be computed at the rate in effect on the regular valuation date.

       2.08-5 If an ESOP Loan is repaid with the proceeds of another loan (Replacement ESOP Loan), the following shall apply:

            (a)   Such repayments shall not release
       shares for allocation to participants under 2.08-1, and

            (b)   Shares released by such repayments
       shall be transferred to a Leveraged ESOP suspense account for the Replacement ESOP Loan.

                          ARTICLE III

                        ADMINISTRATION

  3.01 ADMINISTRATION BY COMMITTEE

       3.01-1 The Committee is the plan administrator for the Plan and has general responsibility to interpret the Plan and this trust and determine the rights of participants and beneficiaries under the Plan.

       3.01-2 The Trustee shall be given the names and specimen signatures of the Chairman, Secretary and members of the Committee. The Trustee shall accept and rely upon the names and signatures until notified of change. Instructions to the Trustee shall be signed for the Committee by the Chairman or such other person as the Committee may designate.

  3.02 POWERS OF TRUSTEE

       3.02-1 The Trustee shall have all necessary powers to discharge its duties under this trust, including without limitation the powers to do the following, subject to authority retained by the Committee, or allocated to an insurance company or an investment manager:

            (a)   Own and hold all assets and retain and
       exercise all incidents of such ownership, subject to the terms of this trust, either directly or through nominees, with or without disclosing the trust.

            (b)   Deal in any way with any assets
       through a public or private transaction and receive all proceeds from the assets.

            (c)   As the holder of any security in the
       trust fund, exercise any right or power or take any action that could be exercised or taken by a beneficial owner holding the security of record.

            (d)   Write covered call options on
       securities in the fund and deal in other options directly related to an outstanding covered call option.

            (e)   Pursuant to written direction of the
       Committee, loan securities to banks and broker-dealers approved by the Trustee, as permitted by regulations of the Department of Labor and any other applicable regulatory authority.

            (f)   Utilize the Federal Book-entry Account
       System, a service provided by the Federal Reserve
       Bank for its member banks for deposit of Treasury securities.

            (g)   Deposit securities with a clearing
       corporation as approved by the Committee.

       3.02-2 The cost of any legal proceeding or litigation relating to the trust assets shall be a trust expense. The Trustee may decline to start or respond to any legal action unless the Company indemnifies the Trustee to its satisfaction from any expense not covered by the trust fund. The Trustee may compromise claims only on terms approved by the Committee, which terms shall be binding on all parties. The Trustee may begin, maintain or defend any litigation necessary in connection with the investment or administration of the trust.

       3.02-3 If directed in writing by the Committee, the Trustee in its capacity as trustee of an ESOP Program Trust shall borrow money for trust purposes on reasonable terms specified by the Committee, as embodied in the loan documents, and on the security of certain assets under the Leveraged ESOP Trust or the Leveraged ESOP Trust for Collective Bargaining Employees, subject to the following:

            (a)   Money may be borrowed under ESOP Loans
       to purchase Company stock and to repay money borrowed to purchase such stock only on terms permitted under and subject to the conditions of applicable law and regulations.

            (b)   The interest rate may not exceed a
       reasonable rate at the time the loan is made.

            (c)   In the event of default on the ESOP
       Loan, the value of trust assets transferred in satisfaction for the loan shall not exceed the amount of default. If the lender is a disqualified person, the loan must provide that assets transferred on default of the loan will not exceed the amount by which the plan has failed to meet the payment schedule of the loan.

            (d)   The loan must be without recourse
       against the Plan. The only trust assets that may be used as collateral for a loan to buy leveraged
       Company stock are:

                (1)  Leveraged Company stock
            purchased with the loan proceeds, and

                (2)  Leveraged Company stock
            purchased with the proceeds of a
            prior ESOP Loan repaid by the current
            ESOP Loan proceeds.

            (e)   The lender may not have a right to any
       assets held under an ESOP Program Trust other than:

                (1)  Collateral given for the
            loan under (d),

                (2)  Employer contributions
            (other than any contributions of
            Company stock) made to repay the ESOP
            Loan, and

                (3)  Earnings on the collateral
            and the employer contributions
            described in this clause (e).

            (f)   Employer matching, fixed and
       supplementary contributions and income from such contributions and Company stock acquired with borrowed money may be used to repay the ESOP
       Loan, as directed by the Company in writing.

            (g)   The ESOP Loan must be primarily for
       the benefit of participants and beneficiaries.

            (h)   Payments during a plan year with
       respect to a loan under this provision may not exceed amounts under (f) received during the year plus such amounts received during a prior year of the loan, less amounts paid on the loan in a prior year. Contributions and earnings under (f) shall be accounted for separately until the loan is repaid.

            (i)   All assets acquired with the proceeds
       of an ESOP Loan shall be held in a suspense account and allocated in accordance with provisions of the Plan in accordance with applicable requirements of Internal Revenue Code
       Section 4975(e)(7) and related Code provisions and regulations.

            (j)   The Committee's direction to borrow
       money under this provision shall specifically instruct the Trustee to execute such documents and take other actions necessary to carry out the loan. The direction may include instructions to employ a purchasing agent selected by the Committee in connection with the acquisition of Company stock with the loan proceeds.

       3.02-4 The Trustee may employ agents and advisors for assistance and may consult and rely upon the advice of counsel, who may be counsel for the Company or an Employer.

       3.02-5 Participants shall be permitted in accordance with applicable federal regulations to direct the manner of exercise of voting rights on all shares of Company stock or stock of an affiliate, including fractional shares, allocated to any of their accounts, as follows:

            (a)   The issuer of the stock shall provide
       the trustee and plan participants with all notices and information provided to its shareholders in connection with the exercise of their voting rights.

            (b)   The issuer of the stock shall solicit
       proxies from participants to vote the shares allocated to participants' accounts in the same manner as proxies are solicited generally from its shareholders.

            (c)   The Trustee shall not exercise voting
       rights on shares of Company stock allocated to a participant's account unless directed to do so by the participant.

            (d)   Except as required for trust
       administration or by law, if any individual participant voting instructions should be received by the Trustee, they shall be held by the Trustee in confidence.

       3.02-6 Except as otherwise provided below or required by law, the Trustee shall exercise voting rights on unallocated Company stock held in a suspense account under 3.02-3(i) in proportion to the directions received from participants for voting Company stock allocated to their accounts from the suspense account under the ESOP Program.

       3.02-7 If the Trustee receives a tender offer for shares of Company stock or stock of an affiliate, the following shall apply unless otherwise required by law:

            (a)   Tender offer means an offer to acquire
       stock on terms filed with the Securities and Exchange Commission pursuant to applicable requirements of the Securities Exchange Act of 1934, as amended.

            (b)   When a tender offer is received, the
       Trustee shall inform all participants and beneficiaries of deceased participants whose accounts are affected by the tender offer.
       The notice shall include:

                (1)  Appropriate information
            about the tender offer, and

                (2)  Provisions for the
            participant or beneficiary to
            instruct the Trustee in writing
            whether or not to tender the shares
            affected, including a reasonable time
            for returning the instructions to the
            Trustee.

            (c)   The Trustee shall follow the
       instructions received under (b). A failure to provide a timely instruction under (b) shall be treated as an instruction not to tender the shares.

            (d)   The Trustee shall hold the individual
       tender offer instructions in confidence as described in 3.02-5(d).

            (e)   The Trustee shall tender unallocated
       Company stock held in a suspense account under 3.02-3(i) in proportion to the instructions under
       (c) on allocated shares under the ESOP Program, except to the extent not permitted by any pledge agreement or other such arrangement under which the stock is held as security for an ESOP Loan.

       3.02-8 If the manner of exercising voting rights under 3.02-5 or 3.02-6 or responding to a tender offer under 3.02-7 is not permitted by law, then the Trustee shall determine how to exercise the voting rights or how to respond to the tender offer, as applicable. In making such determinations, the Trustee may employ such experts and advisors as it deems helpful or necessary. All reasonable expenses incurred by the Trustee in making such determinations shall be paid from the trust unless paid by the Company.

  3.03 DISTRIBUTIONS; CONFLICTING CLAIMS

       3.03-1 The Trustee shall pay benefits for a participant or beneficiary in one of the following manners in accordance with procedures established by the Committee and agreed to by the Trustee:

            (a)   To the participant or beneficiary;

            (b)   To a parent or to a child of legal
       age;

            (c)   To one having actual custody of the
       person;

            (d)   To the legal guardian; or

            (e)   To one furnishing maintenance, support
       or hospitalization.

       3.03-2 A receipt from the recipient or canceled check shall be a sufficient voucher for the Trustee. Neither the Trustee, the Committee nor the Company need obtain from the recipient an accounting for the payment.

       3.03-3 To the extent directed by the Committee, the Trustee shall make all or part of any payment in kind in Company stock or stock of an affiliate, as applicable. No transfer agent or other person involved need review the authority for the transfer or require an accounting of the application of the stock distributed in kind.

       3.03-4 If a dispute arises over a distribution, the Trustee may withhold the distribution until the dispute is determined by a court of competent jurisdiction or settled by the parties concerned.

       3.03-5 If any payment directed to be made from the trust is not claimed within a reasonable time, the Trustee shall notify the Committee. The Trustee shall have no obligation to find any payee.

       3.03-6 Upon notice to the Committee, the Trustee may pay any applicable tax from any distribution or payment due under the trust unless the Trustee is provided with a satisfactory release from the relevant taxing authority or satisfactory indemnification from the payee.

  3.04 SPECIAL DISTRIBUTION OF DIVIDENDS

       3.04-1 If directed to do so by the Company, except as provided in 3.04-2(e), the Trustee shall distribute cash dividends on Company stock, or stock of an affiliate, or both, held by the trust on the dividend record date. The distribution of cash dividends under this provision shall apply to dividends on Company stock or stock of an affiliate, or both, allocated to participants under ESOP Program accounts (including ESOP Program accounts derived from shares of Company stock transferred to the ESOP Program from the North-West ESOP and from the Utah Power Savings Plan).

       3.04-2 Distributions under 3.04-1 shall be subject to the following:

            (a)   Company direction under 3.04-1:

                (1)  Must be by written notice
            from the person designated in 8.06-1,
            and

                (2)  May be revoked by written
            notice from the Company with respect
            to a dividend at any time before the
            dividend is distributed.

            (b)   Dividend distributions shall be paid
       in cash no later than 90 days after the end of the plan year in which the dividends are received by the trust.

            (c)   For each participant or beneficiary,
       the amount distributed shall equal the amount otherwise allocable to the individual's account for the dividend.

            (d)   Any earnings on a dividend before
       distribution shall be retained in the trust and allocated to the account of the participant or beneficiary affected.

            (e)   The Committee may allow participants
       to elect to have dividends retained in their accounts rather than distributed currently in cash.

  3.05 EXPENSES AND FEES

       3.05-1 The Trustee shall be reimbursed for all trust expenses and shall be paid a reasonable fee approved from time to time by the Committee. Trust expenses include, without limitation, expenses associated with ESOP Loans under 3.02-3. The Trustee shall notify the Committee periodically of trust expenses and fees.

       3.05-2 The Company may elect to pay any trust fees or expenses. Otherwise the expenses and fees shall be paid from the trust fund.

       3.05-3 The Committee may charge expenses reasonably incurred in connection with determining the ownership of an account, including ownership after dissolution of a marriage, to the account involved.

  3.06 COLLECTIVE INVESTMENT FUND AGENTS;
       PARTICIPANT LOAN AGENTS

       3.06-1 The Committee may appoint one or more national or state banks or trust companies as agents for the purpose of investing in collective investment funds as described in 2.04-3.

       3.06-2 A collective investment fund agent shall have no power, responsibility or liability for anything outside of its specified responsibilities, and shall not be liable for any action or inaction of any other fiduciary with respect to other matters.

       3.06-3 The Committee's statement of appointment of a collective investment fund agent shall become a part of this trust.

       3.06-4 If a Segment Leader provides for loans of Plan assets to participants, the Committee may appoint one or more Participant Loan Agents. A Participant Loan Agent may be an individual or a national or state bank or trust company, and shall have responsibility limited to participant loans.

  3.07 CUSTODIAN

       If directed to do so by the Committee, the Trustee shall employ a bank or other suitable institution to serve as Custodian for all or part of the trust assets. The Custodian shall have exclusive responsibility for the custody of all assets entrusted to its care and for carrying out investment directions relating to those assets. No Custodian shall have any trustee powers or responsibilities.

                          ARTICLE IV

                RECORDS; VALUATION; ACCOUNTINGS

  4.01 RECORDS; INFORMATION FOR COMMITTEE

       4.01-1 The Trustee shall keep complete records of the trust open to inspection by the Company and the Committee at all reasonable times. The form and content of the records shall be sufficient for the Committee to comply with reporting and disclosure requirements under applicable law.

       4.01-2 In addition to reports required below, the Trustee shall furnish to the Committee any information about the Master Trust or the Leveraged ESOP Trust and the Leveraged
ESOP Trust for Collective Bargaining Employees that it requests.

  4.02 VALUATION

       4.02-1 As of each regular or special valuation date under the Plan, the Trustee shall value the assets of the Master Trust and the Leveraged ESOP Trusts in accordance with applicable law and report the value to the Committee. The value of any funds deposited with an insurance company under
2.05 shall be the amount withdrawable to pay benefits at any time.

       4.02-2 The Trustee shall determine the fair market value of Company stock and other stock issued by an Employer under the Plan as of each regular or special valuation date.
If the stock is traded on a public market, fair market value shall be determined by the Trustee with reference to the price for the stock on the public market, or as otherwise required by law at the time of the valuation. If the stock is not publicly traded at the time of the valuation, the Trustee shall engage a qualified, independent person or organization to fix the value of the stock.

  4.03 ACCOUNTINGS

       4.03-1 For the Master Trust and for each ESOP Program Trust separately, the Trustee shall furnish the Committee with a complete statement of account annually within 60 days after the end of the trust year showing assets and liabilities and income and expense for the year. The form and content of the account shall be sufficient for the Committee to comply with reporting and disclosure requirements under applicable law.

       4.03-2 The Committee may object to an accounting within 60 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least five such accountants furnished by the Committee at the time the audit is requested. Either the Committee or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings including reasonable attorneys' fees shall be allowed as expenses of the trust.

       4.03-3 If the Committee does not object to an accounting within the time provided, the account shall be settled for the period covered by it.

       4.03-4 When an account is settled, it shall be final and binding on all parties including all participants and persons claiming through them.

                           ARTICLE V

                           LIABILITY

  5.01 INDEMNITY

       The Company shall indemnify and defend the Trustee and any Custodian from any claim, loss, liability or expense arising from any action or inaction in administration of this trust based on direction or information from the Company, an investment manager or the Committee absent willful misconduct or bad faith.

  5.02 BONDING

       The Trustee or Custodian need not give any bond or other security for performance of its duties under this trust.

                          ARTICLE VI

                      SUCCESSOR TRUSTEES

  6.01 RESIGNATION AND REMOVAL

       6.01-1 The Trustee may resign at any time by notice to the Committee, which shall be effective in 60 days unless the Committee and the Trustee agree otherwise.

       6.01-2 The Trustee may be removed by the Committee on 60 days' notice or shorter notice accepted by the Trustee.

       6.01-3 When resignation or removal is effective, the Trustee shall begin transfer of assets to the successor Trustee immediately. The transfer shall be completed within 60 days, unless the Committee extends the time limit.

       6.01-4 If the Trustee resigns or is removed, the Committee shall appoint a successor or an alternative funding medium shall be established by the effective date of resignation or removal under 6.01-1 or 6.01-2. If neither has occurred, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceedings shall be allowed as expenses of the trust.

       6.01-5 Resignation or removal under 6.01-1 or 6.01-2 may apply separately to the Master Trust or to a ESOP Program
Trust, or to all trusts, as specified in the applicable notice.

  6.02 APPOINTMENT OF SUCCESSOR

       6.02-1 The Committee may appoint any national or state bank or trust company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee including ownership rights in the trust assets. The former Trustee shall execute any instrument necessary or reasonably desired by the Committee or the successor Trustee to evidence the transfer.

       6.02-2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to directions from the Committee. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability because of any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.

  6.03 ACCOUNTINGS; CONTINUITY

       6.03-1 A Trustee who resigns or is removed shall submit a final accounting to the Committee as soon as practicable.
The accounting shall be received and settled as provided in
4.03 for regular accountings.

       6.03-2 No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of the Plan or the Master Trust or the Leveraged
ESOP Trust or the ESOP Program Trusts.

  6.04 SPECIAL ADDITIONAL TRUSTEE

       6.04-1 The Committee may appoint one or more national or state banks or trust companies or individuals as special additional trustees. A special additional trustee shall be included in the term Trustee for purposes of asset management powers but not for purposes of signing amendments.

       6.04-2 The Committee shall specify the responsibilities of a special additional trustee, which may be general or limited. A special additional trustee shall have no powers, responsibility or liability for anything outside of its specified responsibilities, and shall not be liable for any action or inaction of any other trustee with respect to other matters.

       6.04-3 The Committee's statement of appointment of a special additional trustee shall become part of this plan and trust.

                          ARTICLE VII

                   AMENDMENT AND TERMINATION

  7.01 AMENDMENT

       7.01-1 The Company may amend this trust agreement at any time by written instrument executed and delivered to the Trustee, with the following limitations:

            (a)   All amendments shall be signed by the
       Trustee.

            (b)   No amendment shall revest any of the
       trust funds in the Company or any Employer or otherwise modify the trusts so that they would not be for the exclusive benefit of eligible employees.

       7.01-2 Amendments may be retroactive to the extent permitted by applicable law and regulations.

  7.02 TERMINATION

       7.02-1 The Company may wholly or partly terminate the Plan or direct the discontinuance of contributions at any time. In the event of any total or partial termination or discontinuance, the accounts of all affected participants shall fully vest and be nonforfeitable. The Company may request a ruling from the Internal Revenue Service on the effect of termination on the qualification of the Plan and the trusts under this trust agreement. The Trustee may decline to distribute under 7.02-2 or 7.02-3 until an appropriate ruling has been issued.

       7.02-2 Upon termination of the Plan or discontinuance of contributions, the Company may continue the affected trust to pay benefits as they mature or liquidate and distribute the applicable portion of the trust fund. If the trust fund is liquidated, it shall be allocated by the Committee among participants and beneficiaries in accordance with the Plan. When all assets have been distributed the trust shall end.

       7.02-3 No Company stock shall be distributed from a tax credit contribution account from a Prior ESOP to any participant who has not terminated employment before the end of the 84th month after the month in which the stock was allocated to the participant's account.

       7.02-4 In no event shall any part of the contributions or the principal or income of this trust be paid to or revested in the Company or any affiliate or be used other than for the exclusive benefit of the participants and their beneficiaries, except for return of contributions as provided in 8.08.

                         ARTICLE VIII

                      GENERAL PROVISIONS

  8.01 APPLICABLE LAW

       This trust shall be construed according to the laws of Oregon except as preempted by federal law.

  8.02 AGREEMENT BINDING ON ALL PARTIES

       This agreement shall be binding upon the heirs, personal representatives, successors and assigns of any and all present and future parties.

  8.03 NOTICES AND DIRECTIONS

       Any notice or direction under this trust shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Mail shall be directed to the address stated in this trust or to such other address as either party may specify by notice to the other party. Notices to the Committee shall be sent to the address of the Company.

  8.04 NO IMPLIED DUTIES

       The powers, rights and duties of the Trustee shall be those stated in this trust without reference to the Plan, and no other duties shall be implied.

  8.05 INFORMATION FURNISHED

       The Trustee may accept as correct and rely on any information furnished by the Company, an Employer or the Committee. The Trustee may not require an audit or disclosure of the records of the Company or any Employer.

  8.06 COMPANY FUNCTIONS

       8.06-1 Except as provided in 8.06-2, all authority of the Company under this trust agreement shall be exercised by the President of the Company, and all authority of any other Employer shall be exercised by the chief executive officer of the corporation. All or any part of such authority may be delegated to others.

       8.06-2 The power to amend or terminate the trust agreement may be exercised only by the Board of Directors of the Company except as provided in 8.06-3.

       8.06-3 The President of the Company may amend the trust agreement to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the trust agreement.

       8.06-4 The Board of Directors of the Company or of an Employer shall have no administrative or investment authority or functions. Membership on the Board shall not make a person a fiduciary.

  8.07 BENEFITS NOT ASSIGNABLE; QUALIFIED DOMESTIC
       RELATIONS ORDERS

       8.07-1 The Plan is for the personal protection of the participants. No vested or unvested interest of any participant or beneficiary under the Master Trust or the Leveraged ESOP Trusts may be assigned, seized by legal process, transferred or subjected to the claims of creditors in any way, except as provided in 8.07-2.

       8.07-2 Benefits shall be paid in accordance with a qualified domestic relations order (QDRO) under section 414(p) of the Internal Revenue Code pursuant to procedures established by the Committee. If the alternate payee's benefit is fully vested and is not required as security for a plan loan, it shall be distributed to the alternate payee as soon as practicable regardless of whether the participant has terminated employment or whether the alternate payee consents to the distribution, unless the QDRO precludes current distribution.

  8.08 NONREVERSION OF ASSETS

       8.08-1 Subject to 8.08-2 and 8.08-3, no part of the contributions or the principal or income of the Master Trust or the Leveraged ESOP Trusts shall be paid to or revested in an Employer or be used other than for the exclusive benefit of the participants and their beneficiaries.

       8.08-2 If the Plan is terminated, any amount under the Plan that cannot be applied as an authorized offset against Employer contributions or trust expenses because of the termination of the Plan shall be returned to Employer.

       8.08-3 A contribution may be returned to an Employer to the extent that:

            (a)   The contribution was made by mistake
       of fact; or

            (b)   A deduction for the contribution under
       the Plan is disallowed.

       8.08-4 Return of contributions under 8.08-3 shall be subject to the following:

            (a)   Any return must occur within one year
       of the mistaken payment or disallowance of the deduction.

            (b)   The returnable amount shall be reduced
       by a pro rata share of any investment losses attributable to the contribution and by any amounts that cannot be charged under (c) below.

            (c)   The amounts returned shall be charged
       to participants' accounts in the same proportion as the accounts were credited with the contribution. No participant's account shall be charged more than it was previously credited.

            (d)   No contributions shall be returned
       that are necessary to pay principal or interest on money borrowed to buy Company stock.

            (e)   If any part of a tax credit for
       Employer contributions is recaptured or
       redetermined, any amounts transferred to the Plan in satisfaction of the conditions of the

       Internal Revenue Code for allowance of the credit shall remain in the Plan and shall remain allocated to participants.

1991 RESTATEMENT EXECUTED AS FOLLOWS EFFECTIVE AS PROVIDED IN
_____________________________________________________________
1.01-3:
______

       Adopted:  November 28, 1990.

       COMPANY:                PACIFICORP



                               By  A.M. GLEASON
                                 _____________________________

                               Executed:  March 21, 1991

       TRUSTEE OF MASTER TRUST HARRIS TRUST AND SAVINGS BANK
       AND LEVERAGED ESOP TRUSTS:


                               By  KATHERINE B. ALLEN
                                 _____________________________

                               Executed:  March 26, 1991

       COMPANY                 PACIFICORP

                               By  A.M. GLEASON
                                 _____________________________

                               Executed:  September 14, 1993


       TRUSTEE OF MASTER TRUST HARRIS TRUST AND SAVINGS BANK
       AND LEVERAGED ESOP TRUSTS


                               By  BRIAN BAKER

                                 _____________________________

                               Executed:  September 20, 1993